SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 18, 1997

                              Old Stone Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                  Rhode Island
                 (State or Other Jurisdiction of Incorporation)

                    000-08016                         05-0341273
              (Commission File Number)     (IRS Employer Identification No.)

             957 Warren Avenue, East Providence, Rhode Island 02914
               (Address of Principal Executive Offices)    (Zip Code)

                                 (401) 434-4632
              (Registrant's Telephone Number, Including Area Code)



                                Page 1 of 3 Pages


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Item 5.  Other Events.

     On December 18, 1997, Manticore Properties, LLC, a Delaware limited liability company (which is wholly-owned by Gotham Partners, L.P., a New York limited partnership and Gotham Partners, II, L.P., a New York limited partnership)(the "Purchaser") announced that its offer (the "Tender Offer") to purchase any and all shares of Common Stock, par value $1.00 per share (the "Common Stock"), and any and all shares of Cumulative Voting Convertible Preferred Stock, Series B, par value $1.00 per share (the "Preferred Stock") of the Registrant expired as of 5:00 p.m. on December 17, 1997.

     The Purchaser has announced in a Schedule 13D filing (Amendment No. 1) dated December 30, 1997, that it has been advised by the Depository for the Tender Offer that, contrary to the information originally provided to the
Purchaser by the Depository, approximately 1,405,955.529 shares of the Registrant's Common Stock and 297,018 shares of the Registrant's Preferred Stock have been tendered for purchase. These shares represent approximately 17.05% of the Common Stock and 28.37% of the Preferred Stock of the Registrant based upon the Registrant's outstanding shares as of September 30, 1997 of 8,246,175 and 1,046,914, respectively.

     Based on the convertibility of the Preferred Stock, the Purchaser has reported that it has Shared Voting Power with respect to 1,603,968 shares of the Registrant's Common Stock, representing in total approximately 19.0% of the Common Stock.

     Certain additional information regarding the Tender Offer is contained in the followiing documents: the Schedule 14D-1 filing submitted by the Purchaser to the Securities and Exchange Commission (the "Commission") on November 14, 1997 (and Amendments No. 1, 2 and 3 thereto filed subsequent to that date); the
Schedule 14D-9 filing submitted by the Registrant to the Commission on November 26, 1997; the Form 3 and the Schedule 13D filed by the Purchaser with the Commission on December 23, 1997; the Form 8-K filed by the Registrant with the Commission on December 30, 1997; and Amendment No. 1 to Schedule 13D filed by the Purchaser with the Commission on December 30, 1997.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                         OLD STONE CORPORATION
                                         Registrant



                                         By: /s/ Geraldine L. Nelson
                                         ----------------------------
                                         Geraldine L. Nelson
                                         President and Treasurer

Dated:  January 6, 1998